2ov Putnam Mid Cap Value Fund attachment
10/31/02 Semi-annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		1,416
Class B		   308
Class C		     32

72DD2	(000s omitted)

Class M		  29
Class Y		108

73A1

Class A		0.050
Class B		0.012
Class C		0.011

73A2

Class M		0.023
Class Y		0.062

74U1	(000s omitted)

Class A		27,381
Class B		24,702
Class C		  2,800

74U2	(000s omitted)

Class M		1,130
Class Y		1,932

74V1

Class A		$9.44
Class B		$9.41
Class C		$9.41

74V2

Class M		$9.42
Class Y		$9.44